EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Revolution Medicines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3— Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock Underlying Warrants(1)	2,194,341(2)(3)	$227,954,032.76(4)	S-4	333-274499	09/29/2023

(1)

No registration fee is payable in connection with the 2,194,341 shares of common stock par value $0.0001 per share (“Common Stock”) underlying warrants of Revolution Medicines, Inc. (the “Company”) that were previously registered under Form S–4 (File No. 333-274499), originally filed with the SEC on September 13, 2023 and subsequently declared effective on September 29, 2023 (the “Prior Registration Statement,” as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). See “Statement Pursuant to Rule 429” in this registration statement.

(2)

Pursuant to Rule 416(a) promulgated under Securities Act, this registration statement shall also cover any additional shares of Common Stock of the Company that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)

2,194,341 shares of common stock underlying warrants registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on (i) each warrant providing its holder the right to purchase $0.1112 shares of Common Stock and (ii) the warrant exercise price of $11.50.